UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 5, 2024

Blue Chip Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-273760	84-3870355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 373, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 347-629-1990

N/A

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2024, the Board of Directors of Blue Chip Capital Group, Inc. (the “Company”) accepted the resignation of Hassan Oulhous as a member of the Company’s Board of Directors. Mr. Oulhous, who served as a Director since 2021, did not inform the Company of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, nor is any disagreement known to an executive officer of the Company, as defined in 17 CFR 240.3b-7, on any matter relating to the Company’s operations, policies or practices. The Company understands that the resignation was for the purpose of Mr. Oulhous pursuing other business opportunities. The Company has provided Mr. Oulhous with a copy of the disclosure contained in this Form 8-K.

On September 11, 2024, in connection with the resignation of Mr. Oulhous, the Board approved the appointment of Mr. James C. DiPrima, the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer, to its Board of Directors. Mr. DiPrima has served as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer since March 29, 2024.

James C. DiPrima, Age 75, Director, Interim Chief Executive Officer and Interim Chief Financial Officer: Mr. DiPrima has a Bachelor of Science in Business Administration from Creighton University, Omaha, Nebraska. His career includes 40 years of finance and accounting in both the public and private sectors beginning his career at Deloitte Haskins & Sells in the audit division, the predecessor company to Deloitte & Touche. He has held various positions with start-up companies, as a comptroller of a manufacturing company, founded and operated an accounting and tax consulting firm focused on medical practice management and tax planning. He has acted as a contract Chief Financial Officer for multiple traded companies and has been working in various positions with public traded companies since 1995 as well as providing consulting services for several other public companies in the areas of accounting, tax planning and financial reporting.

At present. Mr. DiPrima serves as CEO of PAO Group, Inc. (OTC: PAOG) a publicly traded holding company dedicated to operating businesses within the medical cannabis sector He currently is CEO of Green Stream Holding, Inc. (OTC: GSFI) a company providing solutions in the alternative energy sector. He is also serving as: CFO for Starstream Entertainment, Inc. (OTC: SSET), a company providing event staffing; acting CFO for GBX International (OTC GBXI), a holding company with patents in various medical products; and acting CFO of Pacific Software, Inc. (OTC PFSF), a company focused on the development of skin care products.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
Exhibit 17.1	Hassan Oulhous Letter of Resignation dated September 5, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 16, 2024

Blue Chip Capital Group, Inc.

/s/: James C. DiPrima
Name:	James C. DiPrima
Title:	Interim Chief Executive Officer